REGISTRATION NO. 333-82667



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------


                                    FORM S-1/A
                         Post-effective Amendment No. 1


                            -------------------------

                        GENEREX BIOTECHNOLOGY CORPORATION
                         (Name of Issuer in Its Charter)

         Delaware                              2834                        82-0490211

(State or jurisdiction of             (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)        Classification Code Number)        Identification No.)

                          33 Harbour Square, Suite 202
                                Toronto, Ontario
                                 CANADA M5J 2G2
                             Telephone: 416/364-2551
                             Facsimile: 416/364-9363

                       Anna E. Gluskin, CEO and President
                          33 Harbour Square, Suite 202
                                Toronto, Ontario
                                 CANADA M5J 2G2
                             Telephone: 416/364-2551
                             Facsimile: 416/364-9363
            (Name, address and telephone number of agent for service)

                            -------------------------

                                   Copies to:
                             Joseph Chicco, Esquire
                      Eckert Seamans Cherin & Mellott, LLC
                         1515 Market Street - 9th Floor
                             Philadelphia, PA 19102
                             Telephone: 215/851-8410
                             Facsimile: 215/851-8383

                            -------------------------

Approximate date of commencement of proposed sale to the public: November 19,
1999

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           REMOVAL FROM REGISTRATION

Pursuant to the undertaking set forth in Item 27 of this Registration Statement, Generex Biotechnology Corporation (the "Registrant") hereby removes from registration under the Registration Statement all securities registered hereby that remain unsold.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, we certify that we have authorized this Post-effective Amendment to the Registration Statement to be signed on our behalf by the undersigned, our President, on the 13th day of June, 2000.




                        GENEREX BIOTECHNOLOGY CORPORATION


                             By: /s/ Anna E. Gluskin
                                 --------------------------
                                 Anna E. Gluskin, President



                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, this Post-effective Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.



Signatures                                      Title                                            Date
----------                                      -----                                            ----
/s/ Anna E. Gluskin
-------------------
Anna E. Gluskin                                 President, Chief Executive Officer and       June 13, 2000
                                                Director

/s/ E. Mark Perri
-------------------
E. Mark Perri                                   Chairman of the Board, Chief Financial       June 13, 2000
                                                Officer and Director

/s/ Rose C. Perri
-------------------
Rose C. Perri                                   Director                                     June 13, 2000

/s/ Pankaj Modi
-------------------
Pankaj Modi, Ph.D.                              Director                                     June 13, 2000
